Exhibit 23.1–CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (333-146824 and 333-145430) on Form S-3, and the Registration Statements (333-04187 and 333-145717) on Form S-8 of Patrick Industries, Inc. of our report dated March 28, 2008, with respect to the consolidated financial statements of Patrick Industries, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

March 31, 2008